Exhibit 10.36
AMENDMENT No. 1 TO THE MASTER SERVICES AGREEMENT RECITALS

This Amendment No. 1 (the “Amendment”) is made as of August 25th, 2017 (“Effective Date”) by and between Mayne Pharma Inc. (formerly known as Metrics, Inc.), doing business as Metrics Contract Services, a North Carolina corporation, having a principal place of business at 1240 Sugg Parkway, Greenville, NC 27834 (“Metrics”) and X4 Pharmaceuticals Inc., a Delaware corporation with a business address at 955 Massachusetts Avenue, Fourth Floor, Cambridge, MA 02139 (“Company”).

RECITALS

Whereas Metrics and Company entered into a Master Services Agreement for the provision of certain pharmaceutical development services dated September 10, 2015 (the “Agreement”); and

Whereas the parties desire to amend the Agreement to, among other things, eliminate the role of Davos as third party intermediary in the generation of Work Orders, Change Orders and the payment process.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized terms not otherwise defined herein will have the meaning given them in the Agreement.

2. Section 4 of the Agreement is deleted in its entirety and replaced with the words: “4. Not used.”.

3. Section 14.10 of the Agreement (“Notices”) is updated to reflect a change in the Company’s business address:

If to Company: X4 Pharmaceuticals, Inc.
955 Massachusetts Avenue, 4th Floor Cambridge, MA 02139
Attn: Chief Executive Officer

4. Incorporation and Effect of Amendment. Upon execution, this Amendment shall be made a part of the Agreement and shall be incorporated by reference. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect without change. In the event that there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail.

5. Authorized Signatories. All signatories to this Amendment represent that they are authorized by their respective companies to execute and deliver this Amendment on behalf of their respective companies, and to bind such companies to the terms herein.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original but all of which together constitute a single instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by the parties.

IN WITNESS WHEREOF, the parties hereto have agreed to this Amendment by signing below.

X4 PHARMACEUTICALS, INC.		MAYNE PHARMA INC., DBA METRICS CONTRACT SERVICES

By:	/s/ John Celebi	By:	/s/ Kimberly McClintock
Name:	John Celebi	Name:	Kimberly McClintock
Title:	Chief Operating Officer	Title:	Executive Vice President
Date:	October 11, 2017	Date:	11-Oct-2017